ARTICLES SUPPLEMENTARY
                                       OF
                        FRANKLIN MUTUAL SERIES FUND Inc.



        Franklin   Mutual   Series  Fund  Inc.,   a  Maryland   corporation,
(the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland as follows:

        FIRST: Under the authority contained in Article V of the Charter of the Corporation and Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has duly increased by nine hundred million (900,000,000) shares the aggregate number of shares of authorized but unissued capital stock, par value $.001 per share, of the Corporation by:

        (i) increasing the aggregate number of shares of stock classified as Mutual Shares Fund Stock Series from one billion five hundred million (1,500,000,000) to one billion seven hundred million (1,700,000,000). The additional two hundred million (200,000,000) shares of Mutual Shares Fund shall be designated as Mutual Shares Fund - Class B sub-series of the Mutual Shares Fund Series, ) (ii) increasing the aggregate number of shares of stock classified as Mutual Qualified Fund Stock Series from nine hundred million (900,000,000) to one billion (1,000,000,000). The additional one hundred million (100,000,000) shares of Mutual Qualified Fund shall be designated as Mutual Qualified Fund - Class B sub-series of the Mutual Qualified Fund Series, (iii) increasing the aggregate number of shares of stockc1assified as Mutual Beacon Fund Stock Series from one billion three hundred and fifty million (1,350,000,000) to one billion five hundred and fifty million (1,550,000,000). The additional two hundred million (200,000,000) shares of Mutual Beacon Fund shall be designated as Mutual Beacon Fund - Class B sub-series of the Mutual Beacon Fund Series.

        (iv) increasing the aggregate number of shares of stock classified as Mutual Discovery Fund Stock Series from five hundred million (500,000,000) to seven hundred million (700,000,000). The additional two hundred million (200,000,000) shares of Mutual Discovery Fund shall be designated as Mutual Discovery Fund - Class B sub-series of the Mutual Discovery Fund Series, (v) increasing the aggregate number of shares of stock classified as Mutual European Fund Stock Series from four hundred million (400,000,000) to five hundred million (500,000,000). The additional one hundred million (100,000,000) shares of Mutual European Fund shall be designated as Mutual European Fund - Class B sub-series of the Mutual European Fund Series, and

        (vi) increasing the aggregate number of shares of stock classified as Mutual Financial Services Fund Stock Series from four hundred million (400,000,000) to five hundred million (500,000.000). The additional one hundred million (100,000,0001 shares of Mutual Financial Services Fund shall be designated as Mutual Financial Services Fund Class B sub-series of the Mutual Financial Services Fund Series.


        SECOND: The shares of (i) the Mutual Shares Fund - Class B sub-series of the Mutual Shares Fund Series, (ii) the Mutual Qualified Fund - Class B sub-series of the Mutual Qualified Fund Series, (iii) the Mutual Beacon Fund - Class B sub-series of the Mutual Beacon Fund Series, (iv) the Mutual Discovery Fund - Class B sub-series of the Mutual Discovery Fund Series, (v) the Mutual European Fund - Class B sub-series of the Mutual European Fund Series, and (vi) the Mutual Financial Services Fund - Class B sub-series of the Mutual Financial Services Fund Series, shall, in each case, be subject in all respects to the terms and conditions of the Corporation-'s Charter that are applicable to each-series-of the Corporation's capital stock as provided in Article V of the Corporation's Charter. The above described shares of the Corporation shall also be subject to the terms of numbered paragraph (3) of Article V of the Corporation's Charter which by its terms may be made applicable to a series of the Corporation's capit al stock.


        THIRD: The shares of the Mutual Shares Fund - Class B, Mutual Qualified Fund-Class B, Mutual Beacon Fund - Class B, Mutual Discovery Fund - Class B, Mutual European Fund - Class B, and Mutual Financial Services Fund - Class B (each referred to herein as a "Class B share" or the "Class B shares") shall, in each case, represent proportionate interests in the same portfolio of investments as the shares of the existing classes or sub-series of the applicable Fund Stock Series of the Corporation. Each Class B share sha1l have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, of the existing classes or sub-series of the applicable Fund Stock Series, all as set forth in the Corporation's Charter, except for the differences hereinafter set forth:

        (1) The dividends and distributions of investment income and capital gains ("Dividends") with respect to the Class B sub-series of each series shall be in such amounts as may be declared from time to time by the Board of Directors and such Dividends may vary with respect to each Class B sub-series within a series from the Dividends with respect to the other sub-series within the series of capital stock to which the Class B sub-series belongs, to reflect
(i) differing allocations of the expenses of the Corporation among the various series of the Corporation's capital stock; (ii) differing allocations of the expenses of each series among each sub-series thereof consistent with the Charter of the Corporation and these Articles Supplementary, and (iii) any resultant difference among the net asset values per share of the various sub-series within a particular series, in each case to such extent and for such purposes as the Board of Directors may deem appropriate consistent with the Charter of the Corporation and these Articles Supplementary. The allocation of investment income and capital gains and expenses and liabilities of each series of the Corporation to the Class B sub-series of such series shall be determined by the Board of Directors in a manner that is consistent with any distribution plan adopted for the Class B sub-series and in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the" 1940 Act") (a "Distribution Plan"), or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the 1940 Act, as it may be amended from time to time ("Multiple Class Plan") in each case as set forth below.

        The assets attributable to the Class B sub-series of each series shall reflect reductions for the expenses related to any Distribution Plan adopted for such sub-series and for any other expenses allocated to such sub-series in accordance with a Multiple Class Plan. Assets attributable to the Class B sub-series of each series shall not, however, reflect reductions for expenses associated with any Distribution Plan adopted for the Class A or Class C sub-series or any other sub-series of such series subsequently created which shall have an associated Distribution Plan or for any other sub-series specific expenses allocated to the Class A or Class C sub-series or to any other sub-series subsequently created, as set forth in a Multiple Class Plan.

        (2) The net asset values per share of each Class B sub-series and the Dividends applicable to the Class B sub-series within each series may differ as between the other sub-series within the series as a result of the assets attributable to such sub-series being allocated liabilities specifically attributable to such sub-series and which differ from the liabilities attributable to the other sub-series within the series as described and in the manner contemplated above.

        (3)(a) Other than shares described in this paragraph (3)(a), each Class B share of a series shall be converted automatically, and without any action or choice on the part of the holder thereof, into a Class A share of the same series on the Conversion Date. The term "Conversion Date" means, with respect to the Class B shares of a series, the date that is designated by the Board of Directors and set forth in the prospectus relating to the Class B shares and in effect on the Conversion Date, as such prospectus may be amended from time to time ("Prospectus"), which date shall be no later than three months after the date on which the eighth anniversary of the date of issuance of the shares occurs; provided that, subject to the provisions of the next sentence, for any Class B shares acquired through an exchange, or through a series of exchanges, as permitted by the .corporation and as provided in the Prospectus, from another investment company or another series of the Corporation (an "eligible investment company" ), the Conversion Date shall be the conversion date applicable to the shares of the eligible investment company originally subscribed for in lieu of the Conversion Date of any shares acquired through exchange if such eligible investment company issuing the share originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a Class B share of a series shall mean (i) in the case of a Class B share of a series obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such Class B share of the series, or (ii) in the case of a Class B share of a series obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed. (b) Each Class B share of a series (i) purchased through the automatic reinvestment of a dividend or distribution with respect to that Class B share or the corresponding class of any other investment company or of any other series of the Corporation issuing such class of shares, or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of an eligible investment company, shall be segregated in a separate sub-account on the share records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or c110ice on the part of the holder, into shares of Class A of the same series. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of Class B shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the Prospectus.

        (c) The number of Class A shares of a series into which a Class B share is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of such Class B share for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A shares of the same series for purposes of sales and redemption thereof on the Conversion Date.

        (d) On the Conversion Date, the Class B shares of a series converted into shares of. Class A of the same series will no longer be deemed outstanding and the rights of the holders thereof (except the right to (i) receive the number of shares of Class A into which Class B shares have been converted and
(ii) receive declared but unpaid dividends that have been declared as to Class B shares held as of a record date occurring on or before the Conversion Date and
(iii) vote converting Class B shares held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing Class A shares of a series Fund issued upon the conversion of Class B shares need not be issued until certificates representing the Class B shares converted have been received by the Corporation or its agent duly endorsed for transfer.

        (e) The automatic conversion of the Class B shares of a series into the Class A shares of the same series, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate; and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Class B shares with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner and to the extent consistent with applicable law.


        FOURTH: Immediately prior to the increase of the Corporation's shares pursuant to Article FIRST hereof, the Corporation has the authority to issue 5,050,000,000 shares, of which 1,000,0OO,OOO of the authorized shares were classified as the Mutual Shares Fund - Class Z-sub-series, par value $.001 per share, 250,000,000 of the authorized shares were classified as the Mutual Shares Fund - Class A sub-series, par value $.001 per share, 250,000.000 of the authorized shares were classified as the Mutual Shares Fund - Class C sub-series. par value $.001 per share, 500,000,000 of the authorized shares were classified as the Mutual Qualified Fund - Class Z sub-series, par value $.001 per share, 200,000,000 of the authorized shares were classified as the Mutual Qualified Fund - Class A sub-series, par value $.001 per share, 200,000,000 of the authorized shares were classified as the Mutual Qualified Fund - Class C sub-series, par value $.001 per share, 750,000,000 of the authorized shares were classified as the Mutual Beacon Fund - Class Z sub-series, par value $.001 per share, 300,000,000 of the authorized shares were classified as the Mutual Beacon Fund - Class A sub-series, par value $.001 per share, 300,000,000 of the authorized shares were classified as the Mutual Beacon Fund - Class C sub-series, par value $.001 per share, 300,000,000 of the authorized shares were classified as the Mutual Discovery Fund _ Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares were classified as the Mutual Discovery Fund - Class A sub-series, par value $.001 per share, 100,000,000 of the authorized shares were classified as the Mutual Discovery Fund - Class C sub-series, par value $.001 per share, 200,000,000 of the authorized shares were classified as the Mutual European Fund - Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares were classified as the Mutual European Fund - Class A sub-series, par value $.001 per share, 100,000,000 of the authorized shares were classified as the Mutual European Fund - Class C sub-series, par value $.001 per share, 200,000,000 of the authorized shares were classified as the Mutual Financial Services Fund-Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares were classified as the Mutual Financial Services Fund - Class A sub-series, par value $.001 per share, 100,000,000 of the authorized shares were classified as the Mutual Financial Services Fund-Class C sub-series, par value $.001 per share. The aggregate par value of all the shares of stock of the Corporation authorized to be issued was $5,050,000.


        FIFTH: As increased, the total number of shares of capital stock that the Corporation has authority to issue is 5,950,000,000, of which 1,000,000,000 of the authorized shares are classified as the Mutual Shares Fund - Class Z-sub-series, par value $.001 per share, 250,000,000 of the authorized shares were classified as the Mutual Shares Fund - Class A sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Shares. Fund - Class B sub-series, par value $.001 per share, 250,000,000 of the authorized shares are classified as the Mutual Shares Fund - Class C sub-series, par value $.001 per share, 500,000,000 of the authorized shares were classified as the Mutual Qualified Fund-Class Z sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Qualified Fund
- Class A sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Qualified Fund - Class B sub-series, par value $.0 01 per share, 200,000,000 of the authorized shares are classified as the Mutual Qualified Fund - Class C sub-series, par value $.001 per share, 750,000,000 of the authorized shares are classified as the Mutual Beacon Fund - Class Z sub-series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Beacon Fund - Class A sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Beacon Fund - Class B sub-series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Beacon Fund - Class C sub-series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Discovery Fund- Class Z sub-series, par value $.001 per share, 1,000,000,OOO of the authorized shares are classified as the Mutual Discovery Fund - Class A sub-series, par value $,001 per share, 200,000,000 of the :u,lt1.crized shares are classified as the Mutual Discovery Fund - Class B sub-series. par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Discovery Fund - Class C sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual European Fund - Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual European Fund - Class A sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual European Fund - Class B sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual European Fund - Class C sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Financial Services Fund - Class Z sub-series. par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Financial Services Fund - Class A sub-series, par value S.OOI per share, 100,000,000 of the authorized shares are classified as the, Mutual Financial Services Fund - Class B sub-series, par value $.001 per share, and 1O0,OOO_OOO of the authorized shares are classified as the Mutual Financial Services Fund - Class C sub-series, par value $.001 per. The aggregate par value of all the shares of stock of the Corporation authorized to be issued is $5,950,000.


        SIXTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf on this 23rd day of December, 1998 by its Executive Vice President who acknowledges that these Articles Supplementary are the act of the Corporation and to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.

ATTEST:                                         FRANKLIN MUTUAL SERIES FUND INC.

/S/ ELIZABETH N. COHEMOUR                       /S/ PETER A LANGERMAN
-------------------------                       ---------------------
Elizabeth N. Cohemour                           By: Peter A. Langerman
General Counsel & Secretary                     Executive Vice President